                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-4452 and 333-58393) of Eagle USA Airfreight, Inc. of our report dated November 8, 1999 (except as to the information presented in the last paragraph of Note 11 and Note 12, for which the date is December 15, 1999) appearing on page F-2 of this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Houston, Texas
December 22, 1999